            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000 Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000 The table below will help determine the number to give the payer.

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                                      GIVE THE
                              TAXPAYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
-------------------------------------------------------
 1. An individual's          The individual
   account
 2. Two or more              The actual owner of the
   individuals (joint        account or, if combined
   account)                  funds, the first
                             individual on the account
                             (1)
 3. Husband and wife         The actual owner of the
   (joint account)           account or, if joint
                             funds, either person (1)
 4. Custodian account of a   The minor (2)
   minor (Uniform Gift to
   Minors Act)
 5. Adult and minor (joint   The adult or, if the minor
   account)                  is the only contributor,
                             the minor (1)
 6. Account in the name of   The ward, minor, or
   guardian or committee     incompetent person (3)
   for a designated ward,
   minor, or incompetent
   person
 7. a. The usual revocable   The grantor-trustee (1)
       savings trust
       account (grantor is
       also trustee)
    b. So-called trust       The actual owner (1)
       account that is not
       a legal or valid
       trust under State
       law
 8. Sole proprietorship      The owner (4)
   account
-------------------------------------------------------

-------------------------------------------------------
                                      GIVE THE
                              TAXPAYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
-------------------------------------------------------
 9. A valid trust, estate,   The legal entity (Do not
   or pension trust          furnish the identifying
                             number of the personal
                             representative or trustee
                             unless the legal entity
                             itself is not designated
                             in the account title.) (5)
10. Corporate account        The corporation
11. Religious, charitable,   The organization
   or educational
   organization account
12. Partnership account      The partnership
   held in the name of the
   business
13. Association, club, or    The organization
   other tax-exempt
   organization
14. A broker or registered   The broker or nominee
   nominee
15. Account with the         The public entity
   Department of
   Agriculture in the name
   of a public entity
   (such as a State or
   local government,
   school district, or
   prison) that receives
   agricultural program
   payments
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show your individual name. You may also enter your business name. You may use either your social security number or your employer identification number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends, and payments by certain fishing boat operators.

- A corporation

- An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7)

- The United States or any of its agencies or instrumentalities

- A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

- A foreign government or any of its political subdivisions, agencies or instrumentalities

- An international organization or any of its agencies or instrumentalities

- A foreign central bank of issue

- A dealer in securities or commodities required to register in the United States or a possession of the United States

- A futures commission merchant registered with the Commodity Futures Trading Commission

- A real estate investment trust

- An entity registered at all times during the tax year under the Investment Company Act of 1940

- A common trust fund operated by a bank under section 584(a)

- A financial institution

- A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc, Nominee List

- A trust exempt from tax under section 664 or described in section 4947

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under Section 1441 of the Code

- Payments to partnerships not engaged in a trade or business in the US and which have at least one nonresident partner

- Payments of patronage dividends where the amount received is not paid in money

- Payments made by certain foreign organizations

- Payments made to a nominee

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code)

- Payments described in Section 6049(b)(5) of the Code to non-resident aliens

- Payments on tax-free covenant bonds under Section 1451 of the Code

- Payments made by certain foreign organizations

- Payments of mortgage interest to you

- Payments made to an appropriate nominee

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS.

The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of any underpayment attributable to the failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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